Exhibit 4.11

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO eRESOURCE CAPITAL GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------
    TO PURCHASE COMMON STOCK

                                       OF

                          eRESOURCE CAPITAL GROUP, INC.
                          ----------------------------

                  This is to certify that Noble International Investments, Inc. (the "Holder") is entitled, subject to the terms and conditions hereinafter set forth, to purchase fifty thousand (50,000) shares (the "Common Shares") of common stock, par value $.04 per share (the "Common Stock"), of eRESOURCE CAPITAL GROUP, INC., a Delaware corporation (the "Company"), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company of this Common Stock Purchase Warrant (this "Warrant") with the Notice of Exercise substantially in the form attached, duly executed and accompanied by payment of the aggregate purchase price of each share purchased either in cash, by wire transfer, or by certified or bank cashier's check or other check payable to the order of the Company.

1. Exercise of Warrants. The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole or in part, from time to time, within the period specified below; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Warrant, the Company shall cancel this Warrant on surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

         (a) Exercise Price. The exercise price (the "Exercise Price") shall be One Dollar and Ten Cents ($1.10) per Common Share, subject to adjustment pursuant to Section 3 below.

         (b) Expiration of Warrant Term. The Warrant will expire (i) at midnight on the date three (3) years from the date hereof, (ii) the expiration of the seventy-two (72) hour notice period described in Section 2 below or (iii) the date on which the Warrant has been exercised or cancelled with respect to all Common Shares.

2. Warrant Call. At any time after the closing bid of the Common Stock exceeds Four Dollars ($4.00) per share for ten (10) consecutive trading days or more, the Company may require the Holder to exercise all or any portion of this Warrant within seventy-two (72) hours of the Company providing written notice to the Holder of the Company's intention to call the Warrant. In the event this Warrant has not been exercised by written notice within such seventy-two (72) hour notice period, this Warrant will terminate as of such date and be cancelled and may not be exercised thereafter.

3. Anti-Dilution. In the event that the outstanding Common Shares hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend (not including shares pursuant to acquisitions classified as mergers, reorganizations or share exchanges):

         (a) The aggregate number, price and kind of Common Shares subject to this Warrant shall be adjusted appropriately by the Board of Directors of the Company;

         (b) Rights under this Warrant, both as to the number of subject Common Shares and the Exercise Price, shall be adjusted appropriately by the Board of Directors of the Company; and

         (c) In the event of dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, this Warrant shall terminate, but the registered owner of this Warrant shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise this Warrant in whole or in part to the extent that it shall not have been exercised.

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

         The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests.

4. Covenants of the Company. The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to provide for the issuance of the Common Shares upon exercise of this Warrant.

5. Covenants of the Holder. The Holder acknowledges, recognizes and agrees that
(i) unless a Registration Statement is effective and current with respect to the underlying Common Shares, sales may only be made pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") and (ii) the Company is not required to satisfy the conditions of Rule 144 or any other rule or provision with respect to the sale of the Common Shares.

6.Conditions to Exercise of Warrant. The Holder shall have the right to exercise all or a portion of this Warrant upon the satisfaction of the following conditions:

                  (a) The completion of any required registration or other qualification of the Common Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

                  (b) The obtaining of any approval or other clearance from any federal or state government agency which is necessary;

         (c) The obtaining from the registered owner of the Warrant, as required in the sole judgment of the Company, of such representations and warranties as the Company may determine to comply with applicable laws and regulations, including a representation in writing that the owner is acquiring such Common Shares for the owner's own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Warrants and the related shares have not been registered under the Act; and

         (d) The placing on the certificate (and any exchanged or substitute certificates), as required in the sole judgment of the Company, of an appropriate legend and the issuance of stop transfer instructions in connection with this Warrant and the underlying Common Shares to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OR THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS."

7. Rights of Holder Before Exercise. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein expressed and set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

8. Non-Transferability of Warrant.....This Warrant and all rights hereunder are neither assignable nor transferable by the Holder, except to Nico P. Pronk and/or Wayne R. Horne, without the Company's prior written consent and, if so requested by the Company, the delivery by the Holder to the Company of an opinion of counsel in form and substance satisfactory to the Company stating that such transfer or assignment is in compliance with the Securities Act and any applicable state securities laws. More particularly, without limiting the generality of the foregoing, this Warrant may not be assigned, transferred (except as provided above), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Warrant contrary to the provisions hereof shall be without legal effect.

9. Amendment. Neither this Warrant nor the rights granted hereunder may be amended, changed or waived except in writing signed by each party hereto.

10. Notice. The address of record for Holder maintained by the Company for all purposes of this Warrant shall be that address set forth beneath Holder's signature below. Any notice to be delivered to the Company shall be sent to:
5935 Carnegie Blvd., Suite 101, Charlotte, NC 28209, Attention: Chief Executive Officer. Holder may change its address of record only by notifying the Company in the manner prescribed herein. All notices, requests, and other communications required or permitted to be given or delivered hereunder to either party must be in writing, and shall be personally delivered, sent by certified or registered mail, postage prepaid or by overnight courier (such as Federal Express) to such party at the address of record. Any notice under this Warrant shall be deemed to have been sufficiently given or served and effective for all purposes when deposited with the United States Postal Service or overnight courier.

11. Registration Rights.

          (a) If the Company proposes to register any equity security (as defined in Section 3(a)(11) of the Securities Exchange Act of 1934, as amended) under the Securities Act on any registration form prescribed by the Securities and Exchange Commission (the "Commission") permitting a secondary offering or distribution other than Form S-8 (and other than a registration filed in connection with an exchange offering or an offering of securities solely to existing holders of the Company's securities), not less than 30 days prior to each such registration, the Company shall give to the Holder written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, upon the written request of the Holder given within 15 days after the date of any such notice, proceed to include in such registration such shares issued or issuable upon the exercise of this Warrant as have been requested by the Holder to be included in such registration. The Company will in each instance use its commercially reasonable efforts to cause any shares issued or issuable hereunder to be registered under the Securities Act and qualified under the securities or blue sky laws of any jurisdiction requested by a prospective seller; provided, that in the event such registration is an underwritten primary offering on behalf of the Company and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the aggregate number of securities to be issued by the Company, (ii) second, the shares issued or issuable hereunder requested to be included in such registration and (iii) third, other securities requested to be included in such registration; and provided, further, that to the extent such priority violates any agreement of the Company outstanding prior to the date hereof with respect to registration of its equity securities, the shares covered in any such agreement shall be treated on a pro rata basis with the shares issued or issuable hereunder requested to be included in such registration. The Company shall select the managing underwriters for any offering made pursuant to this Section 11.

          (b) The registration rights contained in this Section 11 shall terminate at such time as all of the Warrant shares are sold pursuant to an effective registration statement under the Securities Act.

          (c) If the Company is required by the provisions of this Section 11 to use its commercially reasonable efforts to effect the registration or qualification under the Securities Act or any state securities or blue sky laws of any Common Stock issued or issuable upon the exercise of this Warrant, the Company will pay all expenses (other than underwriters' discounts and commissions with respect to such shares and legal fees and expenses of the Holder) in connection therewith, including, without limitation, (a) registration fees, (b) printing expenses, (c) accounting and legal fees and expenses, (d) expenses of any special audits incident to or required by any such registration or qualification of the Company, (e) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification and (f) all listing and other stock exchange fees.

          (d) In connection with any registration or qualification of securities under this Section 11, the Company hereby agrees to indemnify the Holder, including each person, if any, who controls the Holder or such stockholder within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any (i) breach of any representation, warranty or covenant of the Company contained in any underwriting agreement relating to such offering and (ii) untrue , or alleged untrue, statement of a material fact contained in any registration statement, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by the Holder. The

          Holder hereby agrees to indemnify the Company and each officer, director and controlling person of the Company within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any (i) breach of any representation, warranty, covenant or agreement of Holder contained in any underwriting agreement relating to such offering and (ii) untrue, or alleged untrue, statement of a material fact contained in any registration statement, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was based upon information furnished in writing to the Company by Holder and contemplated for use therein.

         Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that failure to give or delay giving such notice shall not relieve the indemnifying party of any indemnification obligation hereunder or otherwise except to the extent that the indemnifying party is prejudiced by such failure or delay), and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be reasonably withheld).

         The indemnification provided for herein will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or such indemnified party and will survive the transfer of the Warrant.








                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the Company and Holder has caused this Common Stock Purchase Warrant to be executed by the signature of its duly authorized officer as of this 16th day of March, 2001.


                                    COMPANY:

                                    eRESOURCE CAPITAL GROUP, INC.


                                    By:--------------------------
                                    Michael D. Pruitt
                                    Its: Chief Executive Officer


                                     HOLDER:

                                     NOBLE INTERNATIONAL INVESTMENTS, INC.


                                     By:------------------------------

                                     Print Name:----------------------

                                     Its:-----------------------------
                                     Address:  6501 Congress Avenue
                                               Suite 100
                                               Boca Raton, FL 33487

                               NOTICE OF EXERCISE


                  (To be executed by the Holder to exercise the rights to purchase Common Shares evidenced by the within Common Stock Purchase Warrant.)



eRESOURCE CAPITAL GROUP, INC.
5935 Carnegie Blvd., Suite 101
Charlotte, NC 28209


                  The undersigned hereby irrevocably elects to exercise its right to purchase ---------- Common Shares pursuant to and in accordance with the terms and conditions of this Common Stock Purchase Warrant, and herewith makes payment of $---------------- therefor, and requests that a certificatefor such Common Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if such number of shares shall not be all of the shares purchasable hereunder, that a new Common Stock Purchase Warrant of like tenor for the balance of the remaining Common Shares purchasable hereunder shall be delivered to the undersigned at the address stated below.

Dated:-------------
                                      NOBLE INTERNATIONAL INVESTMENTS, INC.

                                      By:--------------------------------

                                      Print Name:------------------------

                                      Its:-------------------------------

                    Address: 6501 Congress Avenue, Suite 100
                              Boca Raton, FL 33487